Exhibit 5(a)








                                                         June 24, 1996


                  Registration Statement on Form S-3
                      Registration No. 333-02897



Ladies and Gentlemen:

          We have acted as special counsel for Salomon Inc, a Delaware corporation (the "Company"), and SI Financing Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-02897), as amended (the "Registration Statement") for the registration under the Act of: (a) Trust Preferred Stock(sm) (TRUPS(sm)) Units (the "Units") consisting of (i) Trust Preferred Securities (the "Preferred Securities") issued by the Trust and (ii) Purchase Contracts of the Company requiring the purchase of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts"), each representing a one-twentieth interest in a share of Cumulative Preferred Stock, Series F (the "Series F Preferred Stock"), of the Company; (b) a guarantee by the Company on a subordinated basis of the payment of distributions on the Preferred Securities out of money held by the Trust and payments upon redemption of the Preferred Securities or liquidation of the Trust, to the extent set forth in the Registration Statement, pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee") between the Company and Chemical Bank, as Guarantee Trustee; and (c) Subordinated Debt Securities of the Company (the "Subordinated Debt Securities") which will be issued under




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an Indenture, as supplemented from time to time and as supplemented by a Third Supplemental Indenture in respect of the Subordinated Debt Securities (the "Indenture") between the Company and Bankers Trust Company, as Trustee. The Units will be issued pursuant to a Unit

Agreement (the "Unit Agreement") between the Company and Chemical Bank, as Unit Agent. The Depositary Receipts evidencing the Depositary Shares will be issued pursuant to a Deposit Agreement (the "Deposit Agreement") between the Company and First Chicago Trust Company of New York, as Depositary. The Series F Preferred Stock will be issued pursuant to a Certificate of Designations (the "Certificate of Designations") to be filed by the Company with the Secretary of State of the State of Delaware. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

          In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

          Based on the foregoing, we are of opinion as follows:

          1. When the Unit Agreement has been duly authorized, executed and delivered by the Company and the Unit Agent, the Unit Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law); and when the Units are issued in accordance with the terms of the Unit Agreement and delivered against payment therefor, the Units will entitle the holders thereof to the rights specified in the Unit Agreement (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).


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          2. When the Purchase Contracts have been duly authorized,
executed and delivered by the Company, the Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

          3. When the Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, the Deposit Agreement will constitute a legal, valid and binding obligation of the

Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law); and when the Depositary Receipts are issued in accordance with the provisions of the Deposit Agreement against the deposit of validly issued, fully paid and nonassessable shares of Series F Preferred Stock, such Depositary Receipts will entitle the holders thereof to the rights specified in such Depositary Receipts and in the Deposit Agreement (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

          4. When the shares of the Series F Preferred Stock have been duly and validly authorized by the Company, the Certificate of Designations has been duly filed with the Secretary of State of the State of Delaware and the shares of the Series F Preferred Stock have been duly issued and delivered against payment therefor, such shares will be validly issued, fully paid and nonassessable.

          5. When the Guarantee has been duly authorized, executed and delivered by the Company, the Guarantee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency,


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fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).

          6. When (a) The Subordinated Debt Securities have been duly authorized by the Company, (b) the Third Supplemental Indenture in respect of the Subordinated Debt Securities has been duly executed and delivered by the Company and the Indenture Trustee and (c) the Subordinated Debt Securities have been duly executed by the Company and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered against payment therefor, the Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject as to enforceability to general principles of equity, regardless of whether such enforceability is sought in a proceeding in equity or at law).


          We are members of the bar of the State of New York and express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

          We know that we are referred to under the heading "LEGAL OPINIONS" in the form of Prospectus included in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion with the Commission as Exhibit 5(a) to the Registration Statement.



                                   Very truly yours,





Salomon Inc
SI Financing Trust I
   Seven World Trade Center
      New York, NY 10048